UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

[   ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[ x ]    Soliciting Material Pursuant to Section 240.14a-12


                         STRONG COMMON STOCK FUND, INC.

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1.)  Title of each class of securities to which transaction applies:

        2.)  Aggregate number of securities to which transaction applies:

        3.) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):

        4.)  Proposed maximum aggregate value of transaction:

        5.)  Total fee paid:

                               Fund Mapping Update

Situation:

Clients have been comparing the Investor Class shares of the Strong Tax-Free Money Fund to the Class A shares of the Wells Fargo National Tax-Free Money Market Fund.

Clarification:

1. Clients should be aware the Class A shares of the Wells Fargo National Tax-Free Money Market Fund are not the class of shares they are proposed to receive in the reorganization.

2. Post-reorganization, it is proposed that the Wells Fargo National Tax-Free Money Fund will offer a newly created share class called the Administrator Class.

3. Record date shareholders will soon receive a proxy statement that will contain more information for the Administrator Class of the Wells Fargo National Tax-Free Money Market Fund, including performance, estimated expense ratios, and other class characteristics.

PLEASE NOTE THAT THIS IS NOT INTENDED TO BE A SOLICITATION FOR PROXY. THE WELLS FARGO FUNDS TRUST AND WELLS FARGO VARIABLE TRUST ("ACQUIRING COMPANIES") WILL FILE A PROXY STATEMENT-PROSPECTUS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). ALL SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT-PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TRANSACTION, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE TRANSACTION AND THE INTERESTS OF THESE PERSONS IN THE TRANSACTION AND RELATED MATTERS. THE PROXY STATEMENT-PROSPECTUS WILL BE MAILED TO RECORD DATE SHAREHOLDERS ONCE THE SEC DECLARES SUCH PROXY STATEMENT-PROSPECTUS EFFECTIVE. SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT-PROSPECTUS, WHEN AVAILABLE, AND OTHER DOCUMENTS FILED WITH THE SEC AT THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION TO THE PROXY
STATEMENT-PROSPECTUS, THE ACQUIRING COMPANIES AND VARIOUS STRONG REGISTERED INVESTMENT COMPANIES ("TARGET COMPANIES") MAY FILE ANNUAL, QUARTERLY, AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS, OR OTHER INFORMATION FILED BY THE ACQUIRING OR TARGET COMPANIES AT THE SEC'S PUBLIC REFERENCE ROOMS AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AND AT THE SEC'S REGIONAL OFFICES IN NEW YORK AT 233 BROADWAY, NEW YORK, NEW YORK 10279 AND IN CHICAGO AT 175 WEST JACKSON BOULEVARD, SUITE 900, CHICAGO, ILLINOIS 60604. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOMS. FILINGS WITH THE SEC ARE ALSO AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT-RETRIEVAL SERVICES AND AT THE WEB SITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV.

PARTICIPANTS IN THE SOLICITATION

THE ACQUIRING COMPANIES AND THE TARGET COMPANIES AND THEIR RESPECTIVE DIRECTORS/TRUSTEES AND OFFICERS WILL BE SOLICITING PROXIES FROM THE TARGET COMPANIES' SHAREHOLDERS IN FAVOR OF THE TRANSACTIONS. ANY DIRECT OR INDIRECT INTEREST OF THE PARTICIPANTS IN THE SOLICITATION WILL BE DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS OR IN SUBSEQUENT SOLICITING MATERIALS.

Subject Line: Important Strong Funds Information

Important Notice: Your Proxy Vote is Critical

We are sending you this email to notify you about a very important proxy package that you will be receiving in the mail in the next few days regarding an upcoming Strong Fund Shareholder Meeting.

Included in the package will be several proposals that affect Funds you hold. Depending on which Funds you own, you will be asked to vote on one or more proposals. The proxy materials explain the details of the proposals. Also included will be a summary of the proposals and several voting options that will enable you to vote your proxy on these important issues quickly and easily.

Please vote your proxy as soon as possible. Thank you in advance for your prompt attention to this very important matter.

Shareholders should read the Combined Prospectus/Proxy Statement when it is available because it contains important information. The Combined Prospectus/Proxy Statement, annual and semiannual reports, prospectuses, and statements of additional information for the Strong Funds and Wells Fargo Funds(R), are available without charge from the EDGAR Database on the SEC's web site (http://www.sec.gov). The solicitation of proxies is being made by, and on behalf of, the Board of Directors/Trustees of the Strong Funds, whose interests in this solicitation will be described in the Combined Prospectus/Proxy Statement.


You can update your e-mail settings and subscriptions by logging into your account at www.Strong.com at any time.

Strong Investments, Inc. | 100 Heritage Reserve | Menomonee Falls, WI  53051

Strong Funds are offered through Strong Investments, Inc.  SM47085 10-04

Subject Line: Important Strong Funds Information

Important Notice: Your Proxy Vote is Critical

We are sending you this email to notify you about a very important proxy package that you will be receiving in the mail in the next few days regarding an upcoming Strong Fund Shareholder Meeting.

Included in the package will be several proposals that affect Funds you hold. Depending on which Funds you own, you will be asked to vote on one or more proposals. The proxy materials explain the details of the proposals. Also included will be a summary of the proposals and several voting options that will enable you to vote your proxy on these important issues quickly and easily.

Please vote your proxy as soon as possible. Thank you in advance for your prompt attention to this very important matter.

Shareholders should read the Combined Prospectus/Proxy Statement because it contains important information. The Combined Prospectus/Proxy Statement, annual and semiannual reports, prospectuses, and statements of additional information for the Strong Funds and Wells Fargo Funds(R), are available without charge from the EDGAR Database on the SEC's web site (http://www.sec.gov) or by contacting Strong at 1-800-368-7710. The proxy statement is expected to be mailed to record date Strong Fund shareholders on or about October 25, 2004. The solicitation of proxies is being made by, and on behalf of, the Board of Directors/Trustees of the Strong Funds, whose interests in this solicitation will be described in the Combined Prospectus/Proxy statement.


You can update your e-mail settings and subscriptions by logging into your account at www.Strong.com at any time.

Strong Investments, Inc. | 100 Heritage Reserve | Menomonee Falls, WI  53051

Strong Funds are offered through Strong Investments, Inc.  SM47085 10-04